UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

Premier Oil Field Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-168089
(State or other jurisdiction of incorporation)	(Commission File Number)

350 Madison Avenue, 21st Floor, New York, New York

(Address of Principal Executive Office)

254 Savanna Hill Drive, Rockwall, Texas 75032

(Former Address if Changed Since Last Report)

Registrant’s telephone number, including area code: (212) 729-3247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 7, 2014, Premier Oil Field Services, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Perfect Metals Inc., a Nevada corporation (“Perfect Metals”) and the shareholders (the “PM Shareholders”) holding all of the issued and outstanding common stock (“PM Common Stock”) of Perfect Metals. Under the Exchange Agreement, the PM Shareholders sold, transferred, conveyed and assigned all their share of PM Common Stock to the Company and the Company issued to the PM Shareholders an aggregate of 9,000,000 newly issued common stock, par value $.001 per share, of the Company (“Premier Common Stock”). As a result of the Exchange Agreement, Perfect Metals became the Company’s wholly-owned subsidiary (the “Acquisition”).

In addition, pursuant to the terms and conditions of the Exchange Agreement:

▪	The holders of all of the common stock of Perfect Metals issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares of PM Common Stock for 9,000,000 newly-issued shares of Premier Common Stock.

▪	Immediately following the Acquisition, and after giving effect to the cancellation of 6,350,000 shares of Premier Common Stock, in connection with the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations described in Item 2.01 below, there were 9,996,336 shares of Premier Common Stock issued and outstanding.

As of the date of the Exchange Agreement and currently, there are no material relationships between the Company or any of the Company’s affiliates and Perfect Metals, other than in connection with the transactions under the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

Share Exchange Agreement. On April 7, 2014, in accordance with the Exchange Agreement, the Company acquired all of the issued and outstanding shares of PM Common Stock, which resulted in Perfect Metals becoming the Company’s wholly-owned subsidiary. In exchange for the shares of PM Common Stock, the PM Shareholders received a total of 9,000,000 newly-issued shares of Premier Common Stock, representing approximately 90.03% of the outstanding shares of the Company’s common stock. 996,336 shares of Premier Common Stock are held by the Company’s existing stockholders, representing approximately 9.97% of the outstanding shares of Premier Common Stock.

The issuance of shares of Premier Common Stock to the PM Shareholders in connection with the Acquisition was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was conducted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts sales of securities by an issuer not involving a public offering.

Following the Acquisition, the Company carried on the business of Perfect Metals as the Company’s primary line of business. Perfect Metals was incorporated on Oct 10, 2012 as a closely-held Nevada corporation for the purpose of holding the equity interests and assets of a number of related entities in various businesses related to metals recycling and trucking. Perfect Metals owns all of the outstanding equity interests of its two subsidiaries, Perfect Metals USA LLC, incorporated in 2010 and Whispers Trucking LLC, incorporated in 2009. Perfect Metals operates these businesses as individual wholly owned subsidiaries of Perfect Metals. Each operating business earns revenue from different sources but are both related to the purchase and sale of trucking materials and ferrous and non-ferrous metal recycling.

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations. On April 7, 2014, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Transfer and Assumption Agreement”) with Lewis Andrews, the Company’s former Chief Executive Officer. Pursuant to the terms of the Transfer and Assumption Agreement, Mr. Andrews acquired all of the outstanding membership interests of the Company’s wholly-owned subsidiary Coil Tubing Motor Corp., a Texas corporation (“CTM”), in consideration for assuming all past or present liabilities of CTM. As a result, the Company will no longer engage in the business conducted by CTM prior to its acquisition by Mr. Andrews.

The foregoing description of the Transfer and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Transfer and Assumption Agreement, a copy of which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Prior to the issuance of 9,000,000 shares of Premier Common Stock to the PM Shareholders, a majority of the Company’s shares were held by Louis Andrews, the Company’s former Chief Executive Officer. The current holders of a majority of such newly-issued shares of common stock are Gordon Muir (45.12%), a co-founder of Perfect Metals and the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, and David Janes (45.12%), a co-founder of Perfect Metals.

The election of directors and other matters immediately following the effectiveness of the Acquisition was governed by the respective terms of the Exchange Agreement and the Transfer and Assumption Agreement (see Item 5.02 below for a more detailed description of the appointment and election of the Company’s directors and officers following the Acquisition).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2014, pursuant to the terms of the Exchange Agreement, Lewis Andrews resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and sole member of the Company’s Board of Directors. Prior to his resignation, Mr. Andrews appointed Gordon Muir as the Company’s Chief Executive Officer and a member of the Company’s Board of Directors.

Gordon Muir, 60, Chief Executive Officer and Chairman of the board, is actively involved in developing the Company’s business strategy, specifically acquiring similar businesses and positioning the Company to take advantage of emerging opportunities. From May 1994, to December 1998, prior to co-founding Perfect Metals in 2010, Mr. Muir was the founder and officer of Navmaster Technologies, a company credited with developing the first GPS charting systems for the Marine Industry that relied on optical imaging rather than computers. From January, 1999 to February, 2010, he served as the CEO/Chairman of AlphaTrade.com a company he co-founded in 1999 and took public the same year. AlphaTrade grew into a multimillion dollar company with a market cap of more than $300 million and ranked in the top 1% of Internet sites in the world. Mr. Muir has over 30 years of experience in senior level management in a variety of businesses, primarily in the computer and industrial recycling industries.

There are no family relationships among the Company’s directors and executive officers.

Item 7.01 Regulation FD Disclosure

On April 11, 2014, the Company released a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. Perfect Metals’ audited financial statements for the years ended December 31, 2013 and 2012 are filed herewith as Exhibit 99.1.

(b) Pro forma financial information. For pro forma financial information see Exhibit 99.2.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
2.1 *	Exchange Agreement
2.2 *	Transfer and Assumption Agreement
99.1	Perfect Metal audited financial statements for the years ended December 31, 2013 and 2012
99.2	Pro Forma unaudited consolidated financial statements for the years ended December 31, 2013 and 2012
99.3	Press Release dated April 11, 2014

* Certain schedules and exhibits to these agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will supplementally furnish copies of any omitted schedules or exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Oil Field Services, Inc.

/s/ Gordon Muir

Gordon Muir

Chief Executive Officer

Date: April 11, 2014